Exhibit 99.1

FOR IMMEDIATE RELEASE

For press inquiries: Katie Brazel, Fleishman-Hillard for Alimera Sciences 404-739-0150 Katie.Brazel@fleishman.com	For investor inquiries: John Mills, ICR for Alimera Sciences 310-954-1105 John.Mills@ICRINC.com

ALIMERA SCIENCES ANNOUNCES POSITIVE OUTCOME TO THE EUROPEAN DECENTRALIZED PROCEDURE FOR APPROVAL OF ILUVIEN® FOR THE TREATMENT OF CHRONIC DIABETIC MACULAR EDEMA

•	ILUVIEN® expected to be the first sustained release pharmaceutical in the European Union to treat diabetic macular edema (DME)

•	ILUVIEN expected to be indicated for chronic DME considered insufficiently responsive to available therapies

ATLANTA, February 28, 2012— Alimera Sciences, Inc., (NASDAQ: ALIM) (Alimera), a biopharmaceutical company that specializes in the research, development and commercialization of prescription ophthalmic pharmaceuticals, today announced the positive outcome of the Decentralized Procedure (DCP) for ILUVIEN® in Europe. The announcement follows the issuance of the Final Assessment Report from the Reference Member State (RMS), the Medicines and Healthcare products Regulatory Agency of the United Kingdom (MHRA), and the agreement of all the Concerned Member States (CMS) that ILUVIEN is approvable.

The regulatory process will now enter the national phase of the DCP in which the RMS and each CMS grants its national license. The CMS include Austria, France, Germany, Italy, Portugal and Spain. ILUVIEN will be indicated for the treatment of vision impairment associated with chronic DME considered insufficiently responsive to available therapies.

The International Diabetes Federation estimates that, in these seven countries alone, 22.1 million people are currently living with diabetes. By comparison, the Centers for Disease Control and Prevention estimate that Americans with diabetes now number 25.8 million. Alimera estimates that within the seven CMS countries, 1.2 million people suffer from DME.

“Achieving a favorable conclusion for ILUVIEN in Europe is a significant milestone for Alimera and very encouraging for the many patients with this challenging chronic disease,” said Dan Myers, president and chief executive officer, Alimera Sciences. “We will continue to work closely with the UK and the Concerned Member States to ensure that ILUVIEN is made available to patients as soon as possible.”

ILUVIEN is Alimera’s sustained release intravitreal implant that releases sub-microgram levels of fluocinolone acetonide (FAc) for up to 36 months for the treatment of chronic DME. The clinical trial data showed that in patients with chronic DME at month 30, after receiving the ILUVIEN implant, 38 percent of patients experienced an improvement from baseline in their best corrected visual acuity on the Early Treatment of Diabetic Retinopathy Study (ETDRS) eye chart of 15 letters or more. At the completion of the 36-month study, 34 percent had achieved the same result. This effect was highly statistically significant as compared to the sham control group, which received laser and other intravitreally administered therapies.

“Our market research indicates that, given DME is a leading cause of blindness in working-age adults, there is a significant opportunity for an effective ophthalmic drug to treat patients insufficiently responsive to available therapies,” said Dave Holland, senior vice president of sales and marketing, Alimera Sciences. “An effective, truly long-term treatment option could have a very positive impact on the quality of life for patients with this chronic debilitating disease.”

About ILUVIEN®

ILUVIEN (190 micrograms fluocinolone acetonide intravitreal implant in applicator) is a sustained release intravitreal implant used to treat chronic DME. Each ILUVIEN implant provides a therapeutic effect of up to 36 months by delivering sustained sub-microgram levels of fluocinolone acetonide (FAc). ILUVIEN is inserted in the back of the patient’s eye to a position that takes advantage of the eye’s natural fluid dynamics. The applicator employs a 25-gauge needle, which allows for a self-sealing wound.

In July 2010, the Marketing Authorization Application (MAA) was submitted to seven European countries via the DCP with the UK MHRA as the RMS. The MAA included data from two Phase 3 pivotal clinical trials (collectively known as the FAME™ Study) for ILUVIEN conducted by Alimera. The trials involved 956 patients in sites across the United States, Canada, Europe and India to assess the efficacy and safety of ILUVIEN for the treatment of DME. Based on a consensus arrived upon by the RMS and the CMS, the MHRA issued its Final Assessment Report that ILUVIEN is approvable.

About FAME™ Safety

Safety was assessed among those patients treated with ILUVIEN who were in the subgroup of patients with DME for three years or more and were considered to have chronic DME. Intraocular pressure (IOP) increases to 30 millimeters of mercury (mmHg) or greater at any time point were seen in 12.7% of these patients by month 36, compared to 18.4% in the full ILUVIEN treated patient population. By month 36, 3.6% of these patients had undergone an incisional surgical procedure to reduce elevated IOP, compared to 4.8% in the full patient population. The incidence of cataracts among patients with a natural lens in their eye at the start of the study was 84.1% at month 36, with 87.3% undergoing a cataract operation, compared to 81.7% and 80%, respectively, in the full patient population.

About DME

DME, the primary cause of vision loss associated with diabetic retinopathy, is a disease affecting the macula, the part of the retina responsible for central vision. When the blood vessel leakage of diabetic retinopathy causes swelling in the macula, the condition has progressed to DME. The onset of DME is painless and may go undetected by the patient until it manifests with the blurring of central vision or acute vision loss. The severity of this blurring may range from mild to profound loss of vision. As the population of people with diabetes increases, it is anticipated that the annual incidence of diagnosed DME will increase.

About Alimera Sciences, Inc.

Alimera Sciences, Inc., based in Alpharetta, Georgia, is a biopharmaceutical company that specializes in the research, development and commercialization of prescription ophthalmic pharmaceuticals. Presently Alimera is focused on diseases affecting the back of the eye, or retina. Its primary product, ILUVIEN, is an intravitreal implant containing fluocinolone acetonide (FAc), a non-proprietary corticosteroid with demonstrated efficacy in the treatment of ocular disease.

Forward Looking Statements

This press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, Alimera’s future results of operations and financial position, business strategy and plans and objectives of management for Alimera’s future operations. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “contemplate,” “predict,” “project,” “target,” “likely,” “potential,” “continue,” “will,” “would,” “should,” “could,” or the negative of these terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The events and circumstances reflected in Alimera’s forward-looking statements may not occur and actual results could differ materially from those projected in its forward-looking statements. Meaningful factors which could cause actual results to differ include, but are not limited to, delay in or failure to obtain regulatory approval of Alimera’s product candidates, uncertainty as to Alimera’s ability to commercialize (alone or with others), and market acceptance of, its product candidates, the extent of government regulations, uncertainty as to relationship between the benefits of Alimera’s product candidates and the risks of their side-effect profiles, dependence on third-party manufacturers to manufacture Alimera’s product candidates in sufficient quantities and quality, uncertainty of clinical trial results, limited sales and marketing infrastructure, inability of Alimera’s outside sales force to successfully sell and market ILUVIEN in the U.S. following regulatory approval and Alimera’s ability to operate its business in compliance with the covenants and restrictions that it is subject to under its credit facility, as well as other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Alimera’s Annual Report on Form 10-K for the year ended December 31, 2010, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at www.sec.gov. Additional factors may also be set forth in those sections of Alimera’s Annual Report on Form 10-K for the year ended December 31, 2011 to be filed with the SEC. In addition to the risks described above and in Alimera’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors also could affect Alimera’s results. There can be no assurance that the actual results or developments anticipated by Alimera will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Alimera. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.

All forward-looking statements contained in this press release are expressly qualified by the cautionary statements contained or referred to herein. Alimera cautions investors not to rely too heavily on the forward-looking statements Alimera makes or that are made on its behalf. These forward-looking statements speak only as of the date of this press release (unless another date is indicated). Alimera undertakes no obligation, and specifically declines any obligation, to publicly update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.